JCP
INVESTMENT MANAGEMENT

JCP Investment Management, LLC
1177 West Loop South, Suite 1650
Houston, Texas 77027
[T] 713.333.5540

James C. Pappas, Managing Member

April 13, 2017

To: Mr. Berke Bakay
CC: Ms. Christi Hing
Mr. Richard Hauser
Mr. James Jundt
Mr. Marcus Jundt
Mr. Leonard Newman
Mr. Steven Schussler
Mr. Anthony Winczewski

Kona Grill
7150 East Camelback Road
Suite 333
Scottsdale, AZ 85251

Re: Kona Grill

Dear Mr. Bakay:

We have recently begun purchasing shares in KONA at what we believe to be discounted prices to the value of the company.

For years, I have been an admirer of your menu and store layout. Your customers love what you offer and I believe you can continue to grow at prudent rates.

However, growth is hard and the stock price seems to not be reflecting the future of the business. Given the cheapness of the stock, I am considering larger purchases.

Would the Board and yourself mind if I bought 29.9% of the stock in the open market, starting now, and continuing until July 2018 or until completed?

Look forward to starting this discussion.

Respectfully,

James C. Pappas